                       EXHIBIT 11.01

                       AMERICAN CASINO ENTERPRISES, INC. AND SUBSIDIARIES

                       SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

                       THREE MONTHS ENDED APRIL 30, 1996 AND 1995

                                                         1996            1995
                                                      -----------     -----------
                     PRIMARY:
Net income                                            $ 1,129,000     $ 1,347,000
                                                      ===========     ===========
Weighted average number of common shares
  outstanding during the period                        14,367,958      14,229,069

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                          1,907,093         654,546
                                                      -----------     -----------
Weighted average number of shares used in
  calculation of primary income per share              16,275,051      14,883,615
                                                      ===========     ===========
PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                           $      0.07     $      0.09
                                                      ===========     ===========

                     FULLY DILUTED:
Net income                                            $ 1,129,000     $ 1,347,000
                                                      ===========     ===========
Weighted average number of common shares
  outstanding during the year                          14,367,958      14,229,069

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                          1,350,482         746,234
                                                      -----------     -----------
Weighted average number of shares used in
  calculation of fully diluted income per share        15,718,440      14,975,303
                                                      ===========     ===========
FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                           $      0.07     $      0.09
                                                      ===========     ===========

  NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income and Retained Earnings because the effect is antidilutive or the dilutive effect is less than three percent.

                      EXHIBIT 11.01

                      AMERICAN CASINO ENTERPRISES, INC. AND SUBSIDIARIES

                      SCHEDULE OF COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENT

                      NINE MONTHS ENDED APRIL 30, 1996 AND 1995

                                                         1996            1995
                                                      -----------     -----------
                     PRIMARY:
Net income                                            $ 2,797,000     $ 3,228,000
                                                      ===========     ===========
Weighted average number of common shares
  outstanding during the period                        14,367,958      14,229,069

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                          1,861,536         447,810
                                                      -----------     -----------
Weighted average number of shares used in
  calculation of primary income per share              16,229,494      14,676,879
                                                      ===========     ===========
PRIMARY EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                           $      0.17     $      0.22
                                                      ===========     ===========

                     FULLY DILUTED:
Net income                                            $ 2,797,000     $ 3,228,000
                                                      ===========     ===========
Weighted average number of common shares
  outstanding during the year                          14,367,958      14,229,069

Add:
  Common stock equivalents (determined
  using the "treasury stock" method) representing
  shares issuable upon exercise of options
  and warrants                                          1,899,141         493,582
                                                      -----------     -----------
Weighted average number of shares used in
  calculation of fully diluted income per share        16,267,099      14,722,651
                                                      ===========     ===========
FULLY DILUTED EARNINGS PER COMMON SHARE
AND COMMON SHARE EQUIVALENT                           $      0.17     $      0.22
                                                      ===========     ===========

 NOTE: Fully diluted earnings per common share and common share equivalent is not presented in the Consolidated Statements of Income and Retained Earnings because the effect is antidilutive or the dilutive effect is less than three percent.